Exhibit 3.158

Adopted June 12, 1995

BY-LAWS

OF

LAKELAND PHYSICIANS MEDICAL BUILDING, INC.

ARTICLE I

OFFICES

The principal office of the Corporation in the State of Mississippi shall be located in the City of Jackson. The Corporation may have such other offices, either within or without the State of Mississippi as the business of the Corporation may require from time to time.

The registered office of the Corporation may be, but need not be, identical with the principal office in the State of Mississippi and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II

SHAREHOLDERS

SECTION 1. ANNUAL MEETING. The annual meeting of shareholders shall be held in the month of May or such other date as designated by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a Saturday, Sunday or legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated for any annual meeting, or at any adjournment thereof, the election shall be held at a special meeting of the shareholders to be held as soon thereafter as may be convenient.

SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the Chairman of the Board, the President, by a majority of the members of the Board of Directors or by the holders of not less than one-fifth of all the outstanding shares of the Corporation.

SECTION 3. PLACE OF MEETING. The annual meeting, or any special meeting called by the Board of Directors, shall be held in Nashville, Tennessee, unless otherwise designated by them. A waiver of notice, signed by all shareholders, may designate any place, either within or without the State of Mississippi, as the place for the holding of such meeting. If a special meeting be otherwise called, the place of meeting shall be the office of the Corporation in the State of Tennessee, except as otherwise provided in Section 5 of this Article.

SECTION 4. NOTICE OF MEETINGS. Written or printed notice stating the place, day and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than forty (40) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope addressed to the shareholder at his address as it appears on the records of the Corporation, with postage thereon prepaid. Notice of a meeting, either annual or special, called for the purpose of electing directors shall be delivered not less than twenty (20) days before the date of the meeting.

SECTION 5. MEETING OF ALL SHAREHOLDERS. If all of the shareholders shall meet at any time and place, either within or without the State of Mississippi, and consent to the holding of a meeting, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

SECTION 6. QUORUM. A majority of the outstanding shares of the Corporation, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders; provided, that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.

SECTION 7. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy, and such proxy may be withdrawn at any time.

SECTION 8. VOTING OF SHARES. Subject to the provisions of Section 10, each outstanding share of common stock shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

SECTION 9. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another Corporation, domestic or foreign, may be voted by such officer, agent or proxy as the By-laws of such Corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such Corporation may determine.

SECTION 10. VOTING. In all elections of directors, every shareholder shall have the right to vote, in person or by proxy, the number of shares owned by him, for as many persons as there are directors to be elected. All voting shall be on a non-cumulative basis, unless otherwise stated in the Articles of Incorporation or except as required by applicable state law.

SECTION 11. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE III

DIRECTORS

SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors.

SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the Corporation shall be not less than one (1) nor more than ten (10), but may be increased by amendment of this By-law by the shareholders. Each director shall hold office for the term for which he is elected or until his successor shall have been elected and qualifies for the office, whichever period is longer. Directors need not be residents of Mississippi nor need they be the holder of any shares of the capital stock of the Corporation.

SECTION 2.1. COMMITTEES OF THE BOARD. The Board of Directors may from time to time appoint such standing or special committees as it may deem for the best interest of the Corporation, but no such committee shall have any powers, except such as are expressly conferred upon it by the Board of Directors.

SECTION 3. MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this By-law, immediately after, and at the same place, as the annual meeting of shareholders. Additional regular meetings of the Board of Directors may be held at any time and place designated by them. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board or a majority of the directors. Special meetings shall be held, unless otherwise designated by the Board of Directors, in Nashville, Tennessee. Meetings may be held by the directors participating in same by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation constitutes presence in person for all those participating. Whenever the laws of the State of Mississippi authorize or permit directors to act other than at a meeting including but not limited to acting through unanimous written consents, then such actions shall be as effective as if taken by the directors at a meeting.

SECTION 4. NOTICE. Notice of any special meeting shall be given at least two (2) days previously thereto by written notice delivered personally or mailed to each director at his business address, or by facsimile. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope so addressed, with postage thereon prepaid. If notice be given by facsimile, such notice shall be deemed to be delivered when the facsimile is transmitted. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 5. QUORUM. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided, that if less than a majority of the directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

SECTION 6. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 7. VACANCIES. Any vacancy occurring in the Board of Directors or in a directorship to be filled by reason of an increase in the number of directors, may be filled by election at an annual meeting ‘or at a special meeting of shareholders called for that purpose. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

SECTION 8. RESIGNATION OF DIRECTORS. Any director may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board or the President. Any such resignation shall take effect at the time specified therein or, if no time is specified, upon receipt thereof by the Board of Directors or one of the above named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 9. REMOVAL OF DIRECTORS. At any special meeting of the stockholders, duly called as provided in these By-laws, any director or directors may, by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote for the election of directors, be removed from office, either with or without cause. At such meeting a successor or successors may be elected by a majority of the votes cast.

SECTION 10. COMPENSATION. Directors, as such, shall not receive any stated salaries for their services, but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

OFFICERS

SECTION 1. CLASSES. The officers of the Corporation shall be a President, a Vice President, a Secretary, a Treasurer, and such other officers as may be elected or appointed in accordance with the provisions of Sections 2 or 4 of this article.

SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

SECTION 3. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the Corporation would be served thereby, but such removal shall be without prejudice to the contract eights, if any, of the person so removed.

SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 5. CHAIRMAN OF THE BOARD. If there is a Chairman of the Board, he shall be the Chief Executive Officer of the Corporation and shall be elected from among the members of the Board of Directors. Subject to the direction of the Board of Directors, he shall have general charge of the business affairs and property of the Corporation and general supervision over its officers and agents. If present, he shall preside at all meetings of stockholders and he shall see that all orders and resolutions of the Board of Directors are carried into effect. He may sign, with any other officer thereunto duly authorized certificates of stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature), and may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts, agreements or other instruments duly authorized by the Board of Directors except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent. From time to time, he shall report to the Board of Directors all matters within his knowledge which the interests of the Corporation may require to be brought to their attention. He shall also perform such other duties as are given to him by these By-laws or as from time to time may be assigned to him by the Board of Directors.

SECTION 6. PRESIDENT. If there is no Chairman of the Board, the President shall have all the powers, duties and responsibilities designated in Section 5 of this article as belonging to the Chairman of the Board and shall be elected from among the members of the Board of Directors. If there is a Chairman of the Board, the President shall be an executive officer of the Corporation and, subject to the direction of the Board of Directors and the Chairman of the Board, he shall have supervision of the business of the Corporation and its other officers and agents. In the absence of the Chairman of the Board he shall preside at meetings of the stockholders and of the Board of Directors. He may sign, with any other officer thereunto duly authorized, certificates of stock of the Corporation the issuance of which shall have been duly Authorized (the signature to which may be a facsimile signature), and may sign and execute in the name of the Corporation, deeds, mortgages, bonds, contracts, agreements or other instruments duly authorized by the Board of Directors except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent. From time to time, he shall report to the Board of Directors all matters within his knowledge which the interests of the Corporation may require to be brought to their attention. He shall also perform such other duties as are given to him by these By-laws, or from time to time may be assigned to him by the Board of Directors.

SECTION 7. VICE PRESIDENTS. The Vice Presidents shall perform such duties as are given to them by these By-laws or as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board, or the President, and, in the order of their seniority, or in any other order as the Board of Directors may from time to time determine, shall, in the absence of the President, have all the powers of and be subject to all restrictions upon the President, and may sign, if so authorized, in the name of the Corporation, deeds, mortgages, bonds and other instruments.

SECTION 8. SECRETARY. The Secretary shall:

(a) Record all the proceedings of the meetings of the stockholders, the Board of Directors, and any committees in a book or books to be kept for that purpose;

(b) Cause all notices to be duly given in accordance with the provisions of these By-laws and as required by statutes;

(c) Whenever any committee shall be appointed in pursuance of a resolution of the Board of Directors, furnish the Chairman of such committee with a copy of such resolution;

(d) Be custodian of the records and of the seal of the Corporation, and cause such seal to be affixed to all certificates representing stock of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation tinder its seal shall have been duly authorized;

(e) See that the lists, books, reports, statements, certificates and other documents and records required by statute are properly kept and filed;

(f) Have charge of the stock and transfer books of the Corporation, and exhibit such stock book at all reasonable times to such persons as are entitled by statute to have access thereto;

(g) Sign (unless the Treasurer or an Assistant Secretary or an Assistant Treasurer shall sign) certificates representing stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature); and

(h) In general, perform all duties incident to the office of the Secretary and such other duties as are given to him by these By-laws or as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, or the President.

SECTION 9. ASSISTANT SECRETARIES. At the request of the Secretary or in his absence or disability, the Assistant Secretary designated by him (or in the absence of such designation, the Assistant Secretary designated by the Board of Directors or the Chairman of the

Board or the President) shall perform all the duties of the Secretary, and, when so acting, shall have all the powers of and be subject to all restrictions upon the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors, the Chairman of the Board, the President or the Secretary.

SECTION 10. TREASURER. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositaries as shall be selected in accordance with the provisions of Article V of these By-laws; (b) in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, or the President.

SECTION 11. ASSISTANT TREASURERS. At the request of the Treasurer or in his absence or disability, the Assistant Treasurer designated by him (or in the absence of such designation, the Assistant Treasurer designated by the Board of Directors or the Chairman of the Board or the President) shall perform all the duties of the Treasurer, and, when so acting, shall have all the powers of and be subject to all restrictions upon the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors, the Chairman of the Board, the President or the Treasurer.

ARTICLE V

CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instruments in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.

SECTION 2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositaries as the Board of Directors may select.

ARTICLE VI

CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the President or Vice President and by the Secretary or an Assistant Secretary and shall be sealed with the seal of the Corporation. All certificates for shares shall be consecutively numbered. The name of the person owning the shares represented thereby with the number of shares and date of issue shall be entered on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

SECTION 2. TRANSFERS OF SHARES. Transfers of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

ARTICLE VII

FISCAL YEAR

The fiscal year of the Corporation shall begin on the 1st day of January and end on the 31st day of December of each year, but may be changed by resolution of the Board of Directors.

ARTICLE VIII

DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

ARTICLE IX

SEAL

The Board of Directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and other appropriate wording.

ARTICLE X

WAIVER OF NOTICE

Whenever any notice whatsoever is required to be given under the provisions of these By-laws, or under the provisions of the Articles of Incorporation, or under the provisions of the Corporation Laws of the State of Mississippi, waiver thereof in writing, signed by the person, or persons, entitled to such notice whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Corporation shall indemnify its officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the Corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification shall extend to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the Corporation or amounts paid in settlement to the Corporation. Such indemnification shall also extend to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification shall not be exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of such deceased officers or directors.

ARTICLE XII

AMENDMENTS

The shareholders may alter, amend or rescind the By-laws at any annual or special meeting of shareholders at which a quorum is present, by the vote of a majority of the stock represented at such meeting, provided that the notice of such meeting shall have included notice of such proposed amendment. The Board of Directors shall have the power and authority to alter, amend or rescind By-laws of the Corporation at any regular or special meeting at which a quorum is present by the vote of a majority of the entire Board of Directors, subject always to the power of the shareholders to change such action of the directors.

LAKELAND PHYSICIANS MEDICAL BUILDING, INC.

* * * * *

BY – LAWS

* * * * *

ARTICLE I

OFFICERS

SECTION 1. The registered office shall be located in Jackson, Mississippi.

SECTION 2. The corporation may also have offices at such other places both within and without the State of Mississippi as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

ANNUAL MEETING OF SHAREHOLDERS

SECTION 1. All meetings of shareholders for the election of directors shall be held in Dallas, State of Texas, at such place as may be fixed from time to time by the board of directors.

SECTION 2. Annual meetings of shareholders, commencing with the year 1989, shall be held on the 31st day of January, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., at which they shall elect by a plurality vote a board of directors and transact such other business as may properly be brought before the meeting.

SECTION 3. Written or printed notice of the annual meeting stating the place, day and hour of the meeting shall be delivered not less than ten or more than sixty days before the date of the meeting, either personally or by mail, by or at the direction or the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

ARTICLE III

SPECIAL MEETINGS OF SHAREHOLDERS

SECTION 1. Special meetings of shareholders for any purpose other than the election of directors may be held at such time and place within or without the State of Mississippi as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

SECTION 2. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the president, the board of directors, or the holders of not less than one-fifth of all the shares entitled to vote at the Meeting.

SECTION 3. Written or printed notice of a special meeting stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

SECTION 4. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

ARTICLE IV

QUORUM AND VOTING OF STOCK

SECTION 1. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 2. If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders unless the vote of a greater number of shares of stock is required by law or the articles of incorporation.

SECTION 3. Each outstanding share of stock, having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.

SECTION 4. Unless otherwise provided in the articles of incorporation, any action required by this Act to be taken at any annual or special meeting of the shareholders of a corporation, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken, shall be signed (i) if five days prior notice of the proposed action is given in writing to all of the shareholders entitled to vote with respect to the subject matter thereof, by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting or (ii) by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE V

DIRECTORS

SECTION 1. The number of directors which shall constitute the whole board shall be not less than one nor more than ten. Thereafter, within the limits above specified, the number of directors shall be determined by a resolution of the board of directors or by the shareholders. The directors, other than the first board of directors, shall be elected at the annual meeting of shareholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first board of directors shall hold office until the first annual meeting of shareholders.

SECTION 2. Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. A majority of directors then in office, though less than a quorum, may fill one or more vacancies in the board of directors arising between meetings of shareholders by reason of an increase in the number of directors or otherwise. A director appointed to fill a vacancy, or a newly created directorship, shall hold office until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified.

SECTION 3. The business affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute, or by the articles of incorporation, or by these by-laws, directed or required to be exercised or done by the shareholders.

SECTION 4. The directors may keep the books of the corporation, except such as are required by law to be kept within the state, outside of the State of Mississippi, at such place or places as the directors may from time to time determine.

SECTION 5. The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.

ARTICLE VI

MEETINGS OF THE BOARD OF DIRECTORS

SECTION 1. Meetings of the board of directors, regular or special, may be held either within or without the State of Mississippi.

SECTION 2. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.

SECTION 3. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

SECTION 4. Special meetings of the board of directors may be called by the president on one day’s notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

SECTION 5. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

SECTION 6. A majority of the directors shall constitute a quorum for the transaction of business unless a greater number is required by law or by the articles of incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute or by the articles of incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 7. Unless specifically prohibited by the articles of incorporation or these by-laws, any action required to be taken at a meeting of the board of directors of a corporation, or any other action which may be taken at a meeting of the board of directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be.

ARTICLE VII

COMMITTEES OF DIRECTORS

SECTION 1. The board of directors, by resolution adopted by a majority of the number of directors, may create one or more committees and appoint members of the board to serve on the committee or committees. To the extent provided in such resolution, each committee shall have and exercise all of the authority of the board of directors in the management of the corporation, except as otherwise required by Law. Each committee shall have two or more members, who serve at the pleasure of the board. The committee shall keep regular minutes of its proceedings and report the same to the board when required.

ARTICLE VIII

NOTICES

SECTION 1. Whenever, under the provisions of the statutes or of the articles of incorporation or of these by-laws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

SECTION 2. Whenever any notice whatever is required to be given under the provisions of the statutes or under the provisions of the articles of incorporation or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE IX

OFFICERS

SECTION 1. The officers of the corporation shall be chosen by the board of directors and shall be a president, a vice-president, a secretary and a treasurer. The board of directors may also choose additional vice-presidents and one or more assistant secretaries and assistant treasurers.

SECTION 2. The board of directors at its first meeting after each annual meeting of shareholders shall choose a president, one or more vice-presidents, a secretary and a treasurer, none of whom need be a member of the board.

SECTION 3. The board of directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

SECTION 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

SECTION 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

THE PRESIDENT

SECTION 6. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

SECTION 7. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

THE VICE-PRESIDENTS

SECTION 8. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARIES

SECTION 9. The secretary shall attend all meetings of the board of directors and all meeting of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

SECTION 10. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

SECTION 11. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

SECTION 12. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

SECTION 13. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

SECTION 14. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, (perform the duties and exercise the powers of the treasurer), and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE X

CERTIFICATES FOR SHARES

SECTION 1. The shares of the corporation shall be represented by a certificate or shall be uncertificated. Certificates shall be signed by the president or a vice-president and the secretary or an assistant secretary of the corporation and may be sealed with the seal of the corporation or a facsimile thereof.

When the corporation is authorized to issue shares of more than one class there shall be set forth upon the face or back (of the certificate, or the certificate shall have a statement that) the corporation will furnish to any shareholder upon request and without charge, a full or summary statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, if the corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series, so far as the sane have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

Within a reasonable time after the issuance or transfer of uncertified shares, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to statute.

SECTION 2. The signatures of the officers of the corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

LOST CERTIFICATES

SECTION 3. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

TRANSFERS OF SHARES

SECTION 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the corporation.

CLOSING OF TRANSFER BOOKS

SECTION 5. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors of a corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, for a meeting of shareholders, not less than ten days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty days, immediately preceding such meeting. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

REGISTERED SHAREHOLDERS

SECTION 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall be not bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Mississippi.

LIST OF SHAREHOLDERS

SECTION 7. The officer or agent having charge of the transfer books for shares shall make, within twenty days after the record date for a meeting of shareholders or ten days before such meeting, whichever is earlier, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of each and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of the shareholders.

ARTICLE XI

GENERAL PROVISIONS

DIVIDENDS

SECTION 1. Subject to the provisions of the articles of incorporation relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to any provisions of the articles or incorporation.

SECTION 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meeting contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS

SECTION 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

FISCAL YEAR

SECTION 4. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

SEAL

SECTION 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Mississippi.” The seal may be used by causing it or a facsimile thereof to be impressed of affixed or in any manner reproduced.

ARTICLE XII

AMENEMENIS

SECTION 1. These by-laws may be altered, amended or repealed by the shareholders or the board of directors, but no by-law adopted by the shareholders may be altered, amended or repealed by the board of directors if the by-laws so provide.